EXHIBIT 23.2

                                        Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Cali Realty Corporation of our report dated February 15, 1996, except for Note 1, as to which the date is March 12, 1996, appearing on page 38 on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/ Price Waterhouse LLP
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Price Waterhouse LLP
New York, New York
August 9, 1996